Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE
PERIOD FROM APRIL 7, 2005 TO MAY 4, 2005

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32203

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: May 24, 2005	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	May 4, 2005
ASSETS
Current assets:
Cash and cash equivalents	$53,676
Marketable securities	19,563
Trade and other receivables, less allowance for doubtful items of $6,176	191,298
Insurance claims receivable	5,911
Income tax receivable	34,011
Merchandise inventories, less LIFO reserve of $210,270	824,737
Prepaid expenses and other current assets	112,227

Total current assets	1,241,423

Property, plant and equipment, net	805,139
Other assets, net	117,969

Total assets	$2,164,531

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$268
Current obligations under capital leases	2,831
Accounts payable	111,015
Reserve for workers’ compensation insurance claims and self-insurance	81,550
Accrued wages and salaries	87,979
Accrued rent	6,026
Accrued expenses	104,634

Total current liabilities	394,303

Reserve for workers’ compensation insurance claims and self-insurance	133,419
Long-term debt	372
Long-term borrowings under DIP Credit Facility	196,785
Obligations under capital leases	7,729
Other liabilities	18,862

Total liabilities not subject to compromise	751,470

Liabilities subject to compromise	1,114,627

Total liabilities	1,866,097

Shareholders’ equity:
Common stock	141,929
Additional paid-in-capital	31,827
Retained earnings	144,257
Accumulated other comprehensive loss	(19,579)

Total shareholders’ equity	298,434

Total liabilities and shareholders’ equity	$2,164,531

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended May 4, 2005
Net sales	$742,683
Cost of sales, including warehouse and delivery expenses	562,277

Gross profit on sales	180,406
Other operating and administrative expenses	211,465
Restructuring charges	5,791

Operating loss	(36,850)
Interest expense, net	1,147

Loss before reorganization items and income taxes	(37,997)
Reorganization items, net	6,219

Loss from continuing operations before income tax	(44,216)
Income tax expense	—

Net loss from continuing operations	(44,216)
Discontinued operations:
Loss from discontinued operations	(1,105)
Loss on disposal of discontinued operations	(126)
Income tax expense	—

Net loss from discontinued operations	(1,231)

Net loss	$(45,447)

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Four weeks ended May 4, 2005
Cash flows from operating activities:
Net loss	$(45,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of facilities	(178)
Reorganization items, net	6,219
Depreciation and amortization	11,404
Stock compensation plans	471
Change in operating assets and liabilities:
Trade and other receivables	(1,856)
Merchandise inventories	(33,313)
Prepaid expenses and other current assets	(3,874)
Accounts payable	(26,041)
Reserve for insurance claims and self-insurance	2,637
Lease liability on closed facilities	4,052
Income taxes receivable	20
Defined benefit plan	(410)
Other accrued expenses	4,988

Net cash used in operating activities before reorganization items	(81,328)
Cash effect of reorganization items	(658)

Net cash used in operating activities	(81,986)

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,353)
Increase in investments and other assets	(3,186)
Proceeds from sale of assets	15,549
Marketable securities, net	(57)

Net cash provided by investing activities	10,953

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	234,057
Gross repayments on DIP Credit Facility	(143,549)
Principal payments on long-term debt	(33)
Principal payments on capital lease obligations	(157)
Other	167

Net cash provided by financing activities	90,485

Increase in cash and cash equivalents	19,452
Cash and cash equivalents at beginning of period	34,224

Cash and cash equivalents at end of period	$53,676

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in nine states in the southeastern United States and The Bahamas. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Bankruptcy Code” or “Chapter 11”) in the United States Bankruptcy Court. The filing did not include the Company’s operations in The Bahamas.

The Chapter 11 proceedings were initiated in the United States Bankruptcy Court for the Southern District of New York (the “N.Y. Court”) on the Petition Date. On April 13, 2005, the N.Y. Court ordered a change of venue for the Company’s bankruptcy proceedings to the United States Bankruptcy Court for the Middle District of Florida (the “Florida Court”). The change in venue does not affect substantial rulings that have already been handed down by the N.Y. Court, including approval of debtor-in-possession financing, subject, however, to further order of the Florida Court. The cases are being jointly administered by the Florida Court under the caption “In re Winn-Dixie Stores, Inc., et al., Case No. 05-03817.” References to the “Court” refer to either the N.Y. Court or the Florida Court as appropriate.

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited consolidated financial statement including the subsidiaries that did not file petitions under Chapter 11 of the Bankruptcy Code, W-D Bahamas Ltd. (and its direct and indirect subsidiaries) and WIN General Insurance, Inc. (the “Non-Filing Entities”). As of and for the four-week period ended May 4, 2005, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the Debtors. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its post-petition liabilities in the ordinary course of business. The ability of Winn-Dixie to continue as a going concern is predicated upon, among other things, the confirmation of a reorganization plan, compliance with the provisions of the DIP Credit Facility (see Note 3) and the ability to generate cash flows from operations and obtain financing sources sufficient to satisfy its future obligations. These challenges are in addition to (but may be related to) the operational and competitive challenges the Company faces in its ordinary course of business, as discussed in previous filings with the Securities and Exchange Commission (“SEC”).

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” all pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows. A plan of reorganization could materially change the amounts reported in the financial statements, which do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization, or the effect of any operational changes that may be made in the business.

These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of May 4, 2005, or the results of its operations or its cash flows for the four weeks then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with absolute certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments where facts and circumstances dictate. Historically, actual results have not significantly deviated from estimated results determined using the factors above.

The consolidated statement of operations or cash flows for any interim period is not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005, and other filings with the SEC.

2.

Proceedings Under Chapter 11 of the Bankruptcy Code: The Debtors currently operate the business as debtors-in-possession pursuant to the Bankruptcy Code. As a debtor-in-possession, Winn-Dixie is authorized to continue to operate as an ongoing business, but may not engage in

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Debtors under pre-petition obligations will be addressed in any plan of reorganization and may be substantially altered. This could result in unsecured claims being compromised at less (and possibly substantially less) than 100% of their face value.

3.	DIP Credit Facility: The Court authorized Winn Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all of the Debtors’ assets and by a super priority administrative expense claim in each of the Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility including a $300.0 million letter of credit sub-facility and a $40.0 million term loan. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility agreement filed as Exhibit 10.2 to a Current Report on Form 8-K filed February 24, 2005 and the amendment dated March 31, 2005 filed as Exhibit 10.4 to a Quarterly Report on Form 10-Q for the quarter ended April 6, 2005. The following capitalized terms have specific meanings as defined in the DIP Credit Facility agreement, as amended: Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility are based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral. In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such transactions, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group. In addition, the Company is required to provide the bank group with monthly projections no later than May 31, 2005. At that time, the Company will be subject to an EBITDA test and a capital expenditure test. At all times, the Company is not permitted to allow Excess Availability to fall below $100.0 million. As of May 4, 2005, the Company was in compliance with all covenants and requirements and Excess Availability was approximately $359.9 million, as summarized below:

May 4, 2005
Lesser of Borrowing Base or DIP Credit Facility capacity (net of Reserves of $235,307)	$556,680
Outstanding borrowings	(196,785)

Excess Availability as of May 4, 2005	$359,895

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

4.	Reclassifications: Certain operating items originally reported in the MORs for the periods February 22, 2005 to April 6, 2005 were reclassified in the current period.

5.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and Quarterly Report on Form 10-Q for the quarter ended April 6, 2005.

6.	Cash: As of May 4, 2005, cash consists of cash in stores and ATMs of $11.4 million, cash held in accounts of Non-Filing Entities of $10.8 million and operating cash of $31.5 million.

7.	Liabilities Subject to Compromise: Under bankruptcy law, actions by creditors to collect upon liabilities of the Debtors incurred prior to the Petition Date are stayed and certain other pre-petition contractual obligations may not be enforced against the Debtors without approval of the Court. Except for secured debt, employee payroll and benefits including payroll-related taxes, sales and use taxes, reserve for workers’ compensation insurance claims and self-insurance, and other accrued items that are paid with authorization from the Court, all pre-petition liabilities have been classified as liabilities subject to compromise in the consolidated balance sheet as of May 4, 2005. These amounts reflect management’s current estimate of the amount of pre-petition claims that are subject to restructuring in the Chapter 11 cases. Adjustments to the claims may result from negotiations, payments authorized by Court order, additional rejection of executory contracts including leases (see below), assumption of contracts, termination of prior payment authorization by Court order, or other events. It is anticipated that such adjustments, if any, could be material. Payment terms for the amount classified as subject to compromise will be established in connection with a plan of reorganization.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table summarizes the components of liabilities subject to compromise in the consolidated balance sheet as of May 4, 2005:

May 4, 2005
Senior notes, including accrued interest	$310,540
Accounts payable	363,643
Closed store reserves and accrued rent	133,009
Claims from rejected leases	92,439
Non-qualified retirement plans	93,055
General liability and auto claims	75,763
Other liabilities	46,178

Liabilities subject to compromise	$1,114,627

Non-qualified retirement plans consist of the liability related to the Company’s management security plan, a non-qualified defined benefit plan, in the amount of $77.7 million and the liability related to the Company’s deferred compensation supplemental retirement plan in the amount of $15.4 million.

Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Court and certain other conditions. In this context, “assumption” means that the Debtors agree to perform their obligations and cure all existing defaults under the contract or lease, and “rejection” means that the Debtors are relieved from their obligations to perform further under the contract or lease, but are subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. Any damages resulting from rejection of executory contracts permitted to be recovered under Chapter 11 will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date.

The Debtors are in the process of reviewing their executory contracts and unexpired leases to determine which they will reject in addition to the leases related to 147 closed facilities that were previously rejected. In May, the Company received Court approval to reject leases related to an additional twenty-one closed facilities. Management expects that additional liabilities subject to compromise will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. Management also expects that the assumption of additional executory contracts and unexpired leases will convert certain of the liabilities shown on the accompanying financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of many of the potential claims, the Company cannot project the magnitude of such claims with any degree of certainty.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8.	Reorganization items, net: Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and is presented separately in the consolidated statement of operations. The following describes the components of reorganization items, net:

Four weeks ended May 4, 2005
Professional fees	$5,212
Other	1,007

Reorganization items, net	$6,219

9.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since after considering the information available, it was determined that it is more likely than not that the deferred tax assets would not be realized. Earnings or losses will not be tax-effected until such time as the realization of future tax benefits can be reasonably assured. Accordingly, the Company did not record any tax benefit from its losses during the four weeks ended May 4, 2005.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended May 4, 2005 (Unaudited)

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$640,547
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	432
Crackin’ Good, Inc.	05-03821	46
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	5,990
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	126
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	11,512
Winn-Dixie Montgomery, Inc.	05-03837	58,135
Winn-Dixie Procurement, Inc.	05-03838	423,113
Winn-Dixie Raleigh, Inc.	05-03839	25,951
Winn-Dixie Supermarkets, Inc.	05-03840	242

Total Disbursements		$1,166,094

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 2: Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld (Unaudited)

Amounts in thousands

Total Gross Wages and Salaries Paid or Incurred	$108,704

Total Gross Taxable Sales	$378,250

Tax Category	Government	Tax Balance at 04/06/2005	Amounts Collected or Withheld	Additions/ Adjustments	Amount Paid	Tax Balance at 05/04/2005
Employee Income Tax Withholding	Federal	$2,307	10,164	—	(10,158)	2,313
Employee Income Tax Withholding	State and Local	1,257	1,620	—	(1,482)	1,395
FICA - Employee and Employer	Federal	3,734	15,697	—	(15,664)	3,767
Unemployment Taxes	Federal and State	6,103	696	—	(5,541)	1,258

Total Payroll/Benefit Taxes		13,401	28,177	—	(32,845)	8,733
Corporate Income Taxes	Federal and State	(34,031)	—	—	20	(34,011)
Sales and Use Taxes	State and Local	21,557	22,704	442	(23,329)	21,374
Other Taxes	State and Local	1,375	—	1,535	(1,624)	1,286
Personal Property Taxes	State and Local	3,690	—	1,222	(75)	4,837
Real Estate Taxes	State and Local	739	—	193	—	932

Total Taxes		$6,731	50,881	3,392	(57,853)	3,151

By order of the Court, the Debtors were authorized, but were not directed, to pay any undisputed pre-petition tax, fee and fine obligations owing to governmental entities in the ordinary course of business.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 3: Certification

The undersigned verifies that, to the best of my knowledge, all insurance premiums for the various policies have been paid to the proper insurance company or broker when due, and that all insurance policies are in force as of the date of this report.

Date: May 24, 2005	By:	/s/ Bennett L. Nussbaum
	Name:	Bennett L. Nussbaum
	Title:	Senior Vice President and Chief Financial Officer